Exhibit 10.44
SEVENTH AMENDMENT OF OFFICE LEASE

This Amendment (this “Amendment”) is made and entered into as of January 25, 2007, by and between NINE PENN CENTER ASSOCIATES, L.P., a Pennsylvania limited partnership (“Landlord”) and PMA CAPITAL INSURANCE COMPANY (“Tenant”).

BACKGROUND

A. Pursuant to that certain Office Lease between Landlord and Lorjo Corp. (the “Original Lessee”) dated as of May 26, 1994, as amended by that certain First Amendment of Office Lease dated October 30, 1996, by that certain Second Amendment of Office Lease dated as of December 1, 1998, by that certain Assignment and Assumption of Lease and Consent dated as of December 29, 2000, by that certain Third Amendment of Office Lease dated as of May 16, 2001, by that certain Fourth Amendment of Office Lease dated as of July 2, 2003, by that certain Fifth Amendment of Office Lease dated as of April 30, 2004 and by that certain Sixth Amendment of Office Lease dated as of June 14, 2004 (as so amended, the “Lease”), Landlord leases to Tenant certain premises (the “Premises”) agreed to contain (i) 22,651 Rentable Square Feet, comprising the entire rentable area of the 30th floor of the Building, and (ii) 4,384 Rentable Square Feet of space on the P-2 level (the “P-2 Space”) used solely for storage, mail handling and other administrative functions (which P-2 Space is not included in the Rentable Area of the Premises for purposes of computing any allowances payable by Landlord), in the building presently known as Mellon Bank Center, located at 1735 Market Street in Philadelphia, Pennsylvania (the “Building”).

B. Pursuant to the aforesaid Assignment and Assumption of Lease and Consent dated as of December 29, 2000, the Original Lessee assigned to Tenant, which assumed, all of the Original Lessee’s right, title and interest as tenant under the Lease.

C. Landlord and Tenant now desire to further amend the Lease as hereinafter set forth.

AGREEMENTS

NOW, THEREFORE, intending to be legally bound hereby and in exchange for good, valuable and sufficient consideration received, Landlord and Tenant agree that the Lease is hereby amended as follows:

1. Background; Definitions. The Background of this Amendment, above, is hereby incorporated within and agreed to form a part of the agreements contained in this Amendment. All terms defined in the Lease and not otherwise defined in this Amendment shall have the respective meanings ascribed to them in the Lease when used in this Amendment.

2. Reduction of Premises. Effective as of the earlier to occur of (a) the date on which Tenant completes Vacation (defined in Section 3 hereof) or (b) January 31, 2007 (the “Effective Date”), the Premises shall be permanently reduced by the elimination therefrom of the P-2 Space, and the Lease is amended to define the term “Premises” to mean solely the 22,651 Rentable Square Feet comprising the entire rentable area of the 30th floor of the Building.

3. Vacation of P-2 Space; Holdover. Tenant, Tenant’s sublessees and licensees, and all other persons and entities claiming by, through and under Tenant shall vacate the P-2 Space, removing all goods and effects therefrom and leaving same vacant, broom clean, and otherwise in the condition in which the P-2 Space is required to be left at the end of the Term, at Tenant’s sole expense, on or before the Effective Date (“Vacation”). In the event that Tenant shall fail to complete Vacation on or before the Effective Date, then such continued occupancy shall (without limiting any of Landlord's rights or remedies concerning an Event of Default) constitute a tenancy at sufferance from month to month at a minimum monthly rent equal to two (2) times the total of the Minimum Rent payable for the P-2 Space for the month of the December, 2006 and, in addition thereto, Tenant shall pay to Landlord (a) all other Rent falling due during the holdover period (without increase), as if the Term had been extended, plus (b) an amount equal to all damages, consequential as well as direct, sustained by Landlord by reason of Tenant's retention of possession of the P-2 Space. Neither Landlord's demand nor Landlord's receipt of the aforesaid compensation for use and occupancy shall be deemed to provide Tenant with any right to any use, occupancy, or possession of the P-2 Space either for the period for which such compensation has been demanded or paid, or for any time before or after such period. The provisions of this Section 3 shall not be deemed to limit or constitute a waiver of any other rights or remedies of Landlord provided in the Lease or at law or in equity.

4. Landlord’s Contingency. Tenant acknowledges that Landlord is presently negotiating to lease the P-2 Space to another tenant in the Building (the “Successor Lessee”), and Tenant agrees that this Amendment shall be null and void upon Tenant’s receipt of written notice from Landlord stating that negotiations with the Successor Lessee have terminated without the Successor Lessee and Landlord having executed a lease of the P2 Space Space. In order to enable Landlord to pursue negotiations with the Successor Lessee respecting such lease, Landlord and Tenant agree that, apart from Landlord’s negotiations with the Successor Lessee, neither Landlord nor Tenant shall offer the P-2 Space or any portion thereof for lease or sublease to any third party for a period of ten (10) days after the date of full execution of this Amendment.

5. Brokers. Each of Landlord and Tenant represents and warrants to the other that no real estate brokers or finders other than Grubb & Ellis Company (“Broker”) have been involved in the negotiation of this Amendment, and each of Landlord and Tenant agrees to indemnify and hold the other harmless of and from any costs, expenses or liabilities incurred by the other as a result of any misrepresentation or breach of warranty of the indemnifying party contained in this Section 5. Landlord shall pay a fee or commission to Broker on account of this Amendment pursuant to a separate written agreement.

6. Confirmation of Remedy. In order to preserve for Landlord the benefit of the remedy of confession of judgment for ejectment contained in the Lease, Sections 17.2.3 and 17.2.5 of the Lease are hereby restated and ratified as follows:

17.2.3 any prothonotary or attorney of any court of record is hereby irrevocably authorized and empowered to appear for Tenant in any action to confess judgment against Tenant, and may sign for Tenant an agreement, for which this Lease shall be his sufficient warrant, for entering in any competent court an action or actions in ejectment, and in any suits or in said actions to confess judgment against Tenant as well as all persons claiming by, through or under Tenant for the recovery by Landlord of possession of the Premises. Such authority shall not be exhausted by any one or more exercises thereof, but judgment may be confessed from time to time as often as any event set forth in Subsection 17.1 hereof shall have occurred or be continuing. Such powers may be exercised during as well as after the expiration or termination of the original Term and during and at any time after any extension or renewal of the Term, and/or

17.2.5 In any confession of judgment for ejectment, Landlord shall cause to be filed in such action an affidavit setting forth the facts necessary to authorize the entry of judgment and if a true copy of this Lease (and of the truth of the copy, such affidavit shall be sufficient proof) be filed in such action, it shall not be necessary to file the original as a warrant of attorney, notwithstanding any law, rule of court, custom or practice to the contrary. Tenant releases to Landlord, and to any and all attorneys who may appear for Tenant, all procedural errors in any proceedings taken by Landlord, whether by virtue of the powers of attorney contained in this Lease or not, and all liability therefor. Tenant expressly waives the benefits of all laws, now or hereafter in force, exempting any property within the Premises or elsewhere from distraint, levy or sale. Tenant further waives the right to any notice to remove as may be specified in the Pennsylvania Landlord and Tenant Act of April 6, 1951, as amended, or any similar or successor provision of law, and agrees that five (5) days notice shall be sufficient in any case where a longer period may be statutorily specified, and/or

7. Effect of Amendment. As amended hereby, the Lease remains in full force and effect. In the event of any conflict or inconsistency between the terms of this Amendment and the remaining terms of the Lease, the terms of this Amendment shall govern and control.

SECTIONS 17.2.3 AND 17.2.5 OF THE LEASE, RESTATED IN THIS AMENDMENT, PROVIDE FOR THE CONFESSION OF JUDGMENT AGAINST TENANT FOR EJECTMENT. IN CONNECTION THEREWITH, TENANT, KNOWINGLY, VOLUNTARILY,

INTENTIONALLY AND UPON ADVICE OF SEPARATE COUNSEL, UNCONDITIONALLY WAIVES ANY AND ALL RIGHTS IT MAY HAVE TO PRIOR NOTICE AND AN OPPORTUNITY FOR HEARING UNDER THE RESPECTIVE CONSTITUTIONS AND LAWS OF THE UNITED STATES AND THE COMMONWEALTH OF PENNSYLVANIA. WITHOUT LIMITATION OF THE FOREGOING, TENANT HEREBY SPECIFICALLY WAIVES ALL RIGHTS TENANT HAS OR MAY HAVE TO NOTICE AND OPPORTUNITY FOR A HEARING PRIOR TO EXECUTION UPON ANY JUDGMENT CONFESSED AGAINST TENANT BY LANDLORD HEREUNDER.

TENANT (I) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF LANDLORD HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT LANDLORD WILL NOT SEEK TO EXERCISE OR ENFORCE ITS RIGHTS TO CONFESS JUDGMENT HEREUNDER, AND (II) ACKNOWLEDGES THAT THE EXECUTION OF THIS AMENDMENT BY LANDLORD HAS BEEN MATERIALLY INDUCED BY, AMONG OTHER THINGS, THE INCLUSION IN THIS AMENDMENT OF SAID RIGHTS TO CONFESS JUDGMENT AGAINST TENANT. TENANT FURTHER ACKNOWLEDGES THAT IT HAS HAD THE OPPORTUNITY TO DISCUSS SAID PROVISIONS WITH TENANT’S INDEPENDENT LEGAL COUNSEL AND THAT THE MEANING AND EFFECT OF SUCH PROVISIONS HAVE BEEN FULLY EXPLAINED TO TENANT BY SUCH COUNSEL, AND AS

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EVIDENCE OF SUCH FACT AN AUTHORIZED OFFICER OF TENANT SIGNS HIS OR HER INITIALS IN THE SPACE PROVIDED BELOW.

/s/ WEH
(Initials)

IN WITNESS WHEREOF, and intending to be legally bound hereby, the parties hereto have caused this Amendment to be executed by their duly authorized representatives as of the day and year first above written.

PMA CAPITAL INSURANCE COMPANY

By:	/s/ William Hitselberger
Name: William Hitselberger
Title: CFO

NINE PENN CENTER ASSOCIATES, L.P.

By NINE PENN CENTER PROPERTIES TRUST,
a Maryland real estate investment trust, its general partner

By:	/s/ Jennifer B. Clark
Name: Jennifer B. Clark
Title: Senior Vice President